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                                                      Exhibit (21)
                                                      Unicom Corporation
                                                      Form S-4 File No.  33-



                              Unicom Corporation
                          Subsidiaries of the Company
                          ---------------------------

                                                       State or
                                                     Jurisdiction
                                                       in Which
                 Name                                Incorporated
---------------------------------------------        ------------

Commonwealth Edison Company*                           Illinois
Commonwealth Edison Company of Indiana, Inc.*          Indiana
Unicom Enterprises Inc.*                               Illinois
Unicom Thermal Technologies Inc.*                      Illinois
Unicom Thermal Technologies Boston Inc.*               Delaware
ComEd Financing I*                                     Delaware
Unicom Resources Inc.*                                 Illinois
Unicom Technology Development Inc.*                    Illinois
Edison Development Company                             Delaware
Cotter Corporation                                     New Mexico
Commonwealth Research Corporation                      Illinois
Concomber, Ltd.                                        Bermuda
Edison Development Canada Inc.                         Canada


* Included in the consolidated financial statements.